Exhibit 10.2

FIRST AMENDMENT

TO

ASSIGNMENT  AND  LICENSE AGREEMENT

This First Amendment to Assignment and License Agreement (this “Amendment”) is made and entered into as of February 4, 2010, by and between Inspire Medical Systems, Inc. (“Inspire”), a Delaware corporation, and Medtronic, Inc., a Minnesota corporation (“Medtronic”). All capitalized terms used, but not defined in this Amendment shall have the meanings given to them in the License Agreement (as defined below).

WITNESSETH:

WHEREAS, on or about November 28, 2007, Inspire and Medtronic entered into that certain Assignment and License Agreement (“License Agreement”) pursuant to which Medtronic agreed to assign to Inspire the Assigned Patents and Trademarks and to license to Inspire the Technical Information and Licensed Patents in the Field.

WHEREAS, Inspire has requested that certain amendments be made to the License Agreement, all as more fully described herein. Medtronic has agreed to make such amendments pursuant to the provisions of this Amendment.

WHEREAS, the parties desire to set forth their agreement with respect to such amendments to the License Agreement in accordance with the terms and conditions of this Amendment and the License Agreement.

NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties mutually agree as follows:

AMENDMENT:

1.            Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the License Agreement.

2.            Amendments to License Agreement: The License  Agreement  is hereby amended as follows:

(a)                               Adding a new section 2.4(a), as follows:

“2.4a) Non-exclusive Patent License Grant. Subject to the terms and conditions of this Agreement, Medtronic agrees to grant, and hereby grants, to Inspire a non-exclusive, worldwide, royalty-free, perpetual, irrevocable, non-sublicensable and non-transferable (except as part of a Sales Transaction) license to (i) the patents and patent applications listed on Exhibit C; (ii) any patents which issue from patent applications listed on Exhibit C; (iii) all continuation, divisional, re-issue or re-examination applications which may be filed based on the patents and patent applications  listed on Exhibit  C, together  with any patents that  may issued  based  thereon,  to make, have made, use, import, offer to sell and sell products in the Field, and to practice methods in the Field.

(b)                               Amending  section 2.5 by inserting “and  2.4a” after  each appearance   of “2.3” therein.

(c)                                Attaching Exhibit  C, which is attached  hereto.

(d)                               Amending section 3.4(a) by adding the following at the end thereof:

“Nothing in this Agreement shall be construed as giving Inspire any right to enforce any of the Non-Exclusively Licensed Patents in Exhibit C.”

3.                                    Miscellaneous.

(a)          Effect; Ratification. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall  not be deemed to (i) be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the License Agreement or (ii) prejudice any right or remedy which the parties may now have or may have in the future under or in connection with the License Agreement, as amended hereby, or any other instrument or agreement referred  to therein. Each reference in the License Agreement to “this Agreement,” “herein,” “hereof ‘ and words of alike import and each reference in the any other instruments, documents or agreements executed in connection therewith to the “License Agreement” shall  mean  the  License Agreement, as amended hereby.

(b)          Headings. Headings and captions used in this Amendment (including any Exhibits hereto) are included for convenience of reference only and shall not be given any substantive effect.

(c)           Counterparts; Integration. This Amendment may be executed and delivered via facsimile or pdf with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment  constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof

(d)           Severability. Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in the manner appropriate to each, effective as of the date first above written.

INSPIRE MEDICAL SYSTEMS, INC.

/s/ Timothy P. Herbert
By:	Timothy P. Herbert
Its:	President & CEO

MEDTRONIC, INC.

/s/ Chad Cornell
By:	Chad Cornell
Its: Vice President, Corporate Development

Exhibit C: Non-Exclusive Licensed Patents

US Patent/Application	Title

5,938,596	Medical Electrical Lead